Exhibit 99.1

WALKER INNOVATION ANNOUNCES THIRD QUARTER 2017 RESULTS

Approximately $25 Million Cash Balance, Operating Expenses Decreased by 60% from Prior-Year Period

Stamford, CT – October 30, 2017 – Walker Innovation Inc. (OTCQB: WLKR) (“Walker Innovation” or the “Company”), which seeks to develop and commercialize its unique portfolio of intellectual property assets through licensing and enforcement operations and is pursuing an effort to acquire one or more operating businesses, today announced third quarter 2017 results.

Third Quarter 2017 Highlights

●	As of September 30, 2017, Walker Innovation had $24.6 million in cash and no outstanding debt on its consolidated balance sheet.
●	Recorded net revenue of $0.3 million in connection with a licensing and enforcement settlement during the quarter.
●	Net loss for the third quarter of 2017 was $0.4 million, or $0.02 per share, compared to net loss of $1.1 million, or $0.05 per share, in the prior-year period.
●	Operating expenses decreased by 60% to $0.6 million for the third quarter of 2017, compared to $1.6 million for the third quarter of 2016.

“We continue to actively explore potential acquisitions,” said Jonathan Siegel, the Company’s Chief Executive Officer. “The recent licensing and enforcement settlement and additional progress toward reducing operating expenses evidence our commitment to preserving our cash balance for future acquisitions and other potential opportunities to create shareholder value.”

Third Quarter 2017 Results

For the third quarter ended September 30, 2017, Walker Innovation reported total revenue of $0.3 million versus total revenue of $0.7 million in the prior-year period, while net revenue of $0.3 million was comparable with the prior-year period. Management expects that the timing and results of the Company’s enforcement proceedings relating to its intellectual property rights will fluctuate from period to period.

Total operating expenses for the third quarter 2017 were approximately $0.6 million versus $1.6 million in the prior-year period, primarily due to reduced overhead by eliminating positions and streamlining processes to conserve cash.

Net loss for the third quarter of 2017 was $0.4 million, compared to net loss of $1.1 million in the prior-year period. Third quarter 2017 net loss included income tax expense of $0.2 million incurred in connection with the June 2, 2017 redemption by The Upside Travel Company, LLC of 12.65 million of its shares from the Company. Net loss per common share for the third quarter of 2017 was $0.02, compared to net loss per common share of $0.05 in the prior-year period.

Liquidity and Capital Resources

As of September 30, 2017, Walker Innovation had $24.6 million in cash and no outstanding debt on its consolidated balance sheet.

Forward-Looking Statements

This press release may contain certain “forward-looking statements” that reflect the Company’s current expectations and projections about its future results, performance, prospects and opportunities. When used, the words “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import, as they relate to Walker Innovation, are intended to identify forward-looking statements. Such forward-looking statements include, in particular, projections about the Company’s future results, statements about its plans, strategies, business prospects, changes and trends in its business and the markets in which it operates.

Additionally, statements concerning future matters such as revenue levels, expense levels, and other statements regarding matters that are not historical are forward-looking statements. Management cautions that these forward-looking statements relate to future events or the Company’s future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of its business or its industry to be materially different from those expressed or implied by any forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed under the section entitled “Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K and in any Risk Factors or cautionary statements contained in its Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Readers should carefully review this information as well as other risks and uncertainties described in other filings the Company makes with the Securities and Exchange Commission, or the SEC. The Company does not undertake any obligation to publicly update these forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

About Walker Innovation Inc.

Walker Innovation (OTCQB: WLKR) owns and seeks to commercialize, license and enforce the unique portfolio of intellectual property developed by inventor and entrepreneur Jay Walker, who serves as the Company’s Executive Chairman. The Company has a history of performing innovation services that help companies improve their internal product and business development efforts. The Company’s current plan of operations includes an effort to acquire, through merger, share exchange or other transactions, one or more operating businesses, or control of such operating businesses through contractual arrangements. Mr. Walker is best known as the founder of Priceline.com and has twice been named by TIME magazine as “one of the top 50 business leaders of the digital age.” Mr. Walker currently ranks as the world’s 13th most patented living individual, based on U.S. patent issuances according to Wikipedia.  Additional information regarding the company can be found at www.walkerinnovation.com

Investor Contact for Walker Innovation Inc.:
Don Duffy/Garrett Edson, ICR
(203) 682-8200

Media Contact:
Michael Fox, ICR
(203) 682-8218

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues:
Licensing fees	$300	$100	$300	$602
Custom innovation – related party	--	630	--	1,733
Subscription Revenue	--	--	--	75
Total revenues	300	730	300	2,410

Cost of Revenue:
Legal and consulting contingency fees	--	25	--	25
Cost of Subscription Revenue	--	--	--	199
Cost of custom innovation	--	415	--	1,400
	--	440	--	1,624

Net revenue	300	290	300	786

Operating expenses:
Other legal and consulting fees	28	174	280	1,342
Patent prosecution and maintenance fees	6	59	75	143
Compensation and benefits (includes non-cash stock based compensation of $24 and $461 for the three months ended September 30, 2017 and 2016, respectively)	330	914	1,386	3,025
Professional fees	162	268	607	796
General and administrative	111	169	401	582
Restructuring charge	--	--	--	575
Total operating expenses	637	1,584	2,749	6,463
Operating net loss	(337)	(1,294)	(2,449)	(5,677)

Other Income:
Realized gain on investment	--	--	2,189	--
Unrealized gain on investment	--	--	--	6,536
Other income	93	157	322	597
Interest income	17	1	28	6
Income (loss) before income tax expenses	(227)	(1,136)	90	1,462

Provision for income taxes	(219)	--	(256)	--
Net Income (loss)	$(446)	$(1,136)	$(166)	$1,462

Net income (loss) per common share:
Basic	$(0.02)	$(0.05)	$(0.01)	$0.07
Diluted	$(0.02)	$(0.05)	$(0.01)	$0.04

Weighted average common shares outstanding:
Basic	20,400	20,742	20,580	20,742
Diluted	20,400	20,742	20,580	35,922

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except share and per share amounts)

	September 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$24,634	$10,285
Short-term investment	25	25
Prepaid expenses and other current assets	269	398
Total current assets	24,928	10,708

Property and equipment, net	1	9

Other Assets:
Investment, at fair value	--	14,621
Investment, at cost	--	250
TOTAL ASSETS	$24,929	$25,588

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$151	$214
Accrued expenses	90	461
Deferred revenue	64	316
Total current liabilities	305	991

TOTAL LIABILITIES	305	991

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY

Preferred stock, $0.001 par value, 15,000,000 shares authorized	—	—
Series B Convertible Preferred stock, $0.001 par value, 14,999,000 shares designated, issued and outstanding, as of September 30, 2017 and December 31, 2016 respectively	15	15
Common stock, $0.001 par value, 100,000,000 shares authorized; 21,134,744 shares issued and 20,400,368 and 20,741,572 shares outstanding as of September 30, 2017 and December 31, 2016 respectively	21	21
Treasury stock, 734,376 and 393,172 shares, at cost as of September 30, 2017 and December 31, 2016, respectively	(965)	(840)
Additional paid-in capital	47,303	46,985
Accumulated deficit	(21,750)	(21,584)
TOTAL STOCKHOLDERS' EQUITY	24,624	24,597
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$24,929	$25,588